UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2007

K&F Industries Holdings, Inc.	K&F Industries, Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

333-124870	33-29035
(Commission File Number)	(Commission File Number)

20-1844325	34-1614845
(IRS Employer Identification No.)	(IRS Employer Identification No.)

50 Main Street, 4th Floor, White Plains, NY	10606
(Address of Principal Executive Offices)	(Zip Code)

(914) 448-2700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On June 22, 2007, Meggitt-USA, Inc., a Delaware corporation. (“Buyer”) and wholly-owned United States subsidiary of Meggitt PLC, a UK public company (“Meggitt PLC”), completed its acquisition of K&F Industries Holdings, Inc. a Delaware corporation (the “Company”) pursuant to the terms of that certain agreement and plan of merger, dated as of March 5, 2007 (the “Merger Agreement”), by and among the Company, Buyer and Ferndown Acquisition Corp. (“Ferndown Acquisition”), a subsidiary of Buyer.  To consummate the acquisition, Ferndown Acquisition was merged (the “Merger”) with and into the Company and the Company was the surviving corporation under the Merger.  Pursuant to the Merger Agreement, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger was canceled and automatically converted into the right to receive $27.00 in cash, without interest.

Item 1.02     Termination of Material Definitive Agreement.

Effective as of the closing of the Merger, all outstanding amounts under the $530 million Credit Agreement, dated November 18, 2004, as amended, by and among certain of the Company’s wholly-owned subsidiaries, the lenders from time to time party thereto, Lehman Commercial Paper, Inc., as Administrative Agent, and J.P. Morgan Securities, Inc., as Syndication Agent (the “Credit Agreement”) were paid off and the Credit Agreement was terminated.

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) that each share of Company common stock was canceled and automatically converted into the right to receive $27.00 in cash, without interest, and requested that the NYSE file with the Securities and Exchange Commission an application on Form 25 to report that the shares of Company common stock are no longer listed on the NYSE.

Item 3.03     Material Modification to Rights of Security Holders.

Effective as of the closing on the Merger, each share of outstanding common stock converted into the right to receive $27.00 in cash.  In addition, effective as of the closing of the Merger, each option to purchase common stock was cancelled and converted into the right to receive in cash the excess, if any, of $27.00 over the exercise price per share previously subject to such option, less any required withholding taxes.

Item 5.01     Changes in Control of Registrant.

On June 22, 2007, pursuant to the terms of the Merger Agreement, Buyer consummated the acquisition of the Company through the Merger of Ferndown Acquisition with and into the Company.  The Company was the surviving corporation in the Merger. As a result of the Merger, all of the Company’s issued and outstanding capital stock is held by Buyer and all of the issued and outstanding capital stock of Buyer is owned by Meggitt PLC.

The aggregate consideration used to consummate the Transactions was approximately $1.8 billion, which includes (i) approximately $414 million that was paid out to certain of the Company’s stockholders who were parties to a Securityholders’ Agreement among the Company and certain of its stockholders dated November 18, 2004 and who agreed, at the time the Merger Agreement was entered into, to vote their shares in favor of the Merger, (ii) approximately $689 million that was paid to Mellon Bank as Exchange Agent for distribution to the remaining stockholders and holders of equity-based interests in the Company, (iii) approximately $377 million that was used to pay off all outstanding amounts under the Credit Agreement; (iv) approximately $14.5 million estimated to be applied to pay fees and expenses in connection with the Merger and (v) the assumption or retention of outstanding debt of the Company and its subsidiaries.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2007, John T. Mapes, Gerald Parsky, Jack O. Peiffer, Thomas A. Johnson, J. Thomas Zusi, Dale F. Frey and Lawrence A. Bossidy resigned from the Company’s Board of Directors effective immediately.  All committees of the Board of Directors to which they were members were disbanded effective as of June 22, 2007.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, on June 22, 2007, the Company filed the Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.  As amended and restated, the certificate contains provisions that, among other things, (i) change the registered office; (ii) authorize the issuance of one class of common stock with a par value of $0.01 per share; (iii) authorize the Board of Directors to make, alter or repeal the by-laws of the Company; (iv) provide that the election of the Board of Directors need not be by written ballot; (v) provide that the Company shall indemnify each director of the Company in the event such director is, or is threatened to be made, a party to any action by reason of being a director of the Company; (vi) provide that the Company may indemnify any person in the event that such person is, or is threatened to be made, a party to any action by reason of being an employee or agent of the Company; and (vii) provide that no director shall be personally liable to the Company or its stockholders for monetary damages resulting from a breach of fiduciary duty as a director.  All other provisions in the Company’s Second Amended and Restated Certificate of Incorporation were eliminated in their entirety including, without limitation, those relating to different classes of shares, stockholder actions and special meetings of stockholders.  The foregoing description is qualified in its entirety by reference to the Third Amended and Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit 99.1.

Item 8.01.    Other Events.

On June 22, 2007, the Company issued a press release entitled “Meggitt-USA, Inc. Completes Acquisition of K&F Industries.”  A copy of this press release is attached hereto as exhibit 99.2, and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                           Third Amended and Restated Certificate of Incorporation, dated June 22, 2007.

99.2                           Press release, dated as of June 22, 2007, entitled “Meggitt-USA, Inc. Completes Acquisition of K&F Industries.”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K&F Industries Holdings, Inc.

Date: June 28, 2007	By:	/s/ Ronald H. Kisner
		Name:	Ronald H. Kisner
		Title:	Executive Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K&F Industries, Inc.

Date: June 28, 2007	By:	/s/ Ronald H. Kisner
		Name:	Ronald H. Kisner
		Title:	Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Third Amended and Restated Certificate of Incorporation, dated June 22, 2007.

99.2	Press release, dated as of June 22, 2007, entitled “Meggitt-USA, Inc. Completes Acquisition of K&F Industries.”